CUSIP No.	42982Y109	13G	Page	7	of	7	Pages
EXHIBIT A TO SCHEDULE 13G
AGREEMENT PURSUANT TO RULE 13d-1(k)(1)
     The undersigned persons, on February 10, 2009, agree and consent to the joint filing on their behalf of this Amendment No. 3 to Schedule 13G in connection with their beneficial ownership of the voting common stock of Highbury Financial Inc.

WOODBOURNE PARTNERS, L.P.,

by its General Partner, CLAYTON MANAGEMENT COMPANY

/s/ John D. Weil

John D. Weil, President

CLAYTON MANAGEMENT COMPANY

/s/ John D. Weil

John D. Weil, President

/s/ John D. Weil

John D. Weil